SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT effective February 25, 2000 is made and entered into effective the 20th day of March 2000 by and between PARADIGM MORTGAGE ASSOCIATES, INC. a Florida corporation (the "Company" or "Seller") and ACCENT ACQUISITIONS, I, CO., a Georgia corporation and a direct, wholly-owned subsidiary of Lahaina Acquisitions, Inc., a Colorado corporation ("Buyer"):

                              W I T N E S S E T H:

     WHEREAS, Buyer and Seller desire to amend the Asset Purchase Agreement,  as
previously   amended  (the  "Purchase   Agreement"),   to  reflect  the  matters
hereinafter set forth:

     NOW, THEREFORE, for and in consideration of the premises, $10.00 cash in hand, the mutual covenants and promises herein set forth, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Reduction of Purchase Consideration and Change of Indemnity/ Performance Escrowed Shares. Articles II and VIII of the Purchase Agreement are hereby amended to reflect the following:

     (a) The purchase price for the assets is hereby reduced from 700,000 shares of Lahaina common stock to 500,000 shares of Lahaina common stock.

     (b) The number of Indemnity/Performance Escrowed Shares is hereby reduced to 150,000 shares.

     (c) In the event the Minimum Volume is achieved in any twelve (12) months of the eighteen (18) month period described in the Purchase Agreement, no shares shall be forfeited to Buyer or Buyer's designee under the Performance Guaranty and Indemnity.

     (d) In the event the Minimum Volume is not achieved in at least twelve (12) of the eighteen (18) months then, for every month in addition to six (6) months that the Minimum Volume is not achieved, Seller shall forfeit 20,000 of the Indemnity/ Performance Escrowed Shares

     2. Other Provisions Intact. All Provisions of the Purchase Agreement not amended hereby shall remain in full force and effect; provided however, should any conflict arise, in interpretation or otherwise, between any provision of this Second Amendment and any provision of the Purchase Agreement, this Second Amendment shall control.


     3. Miscellaneous. This Second Amendment shall be governed and construed in accordance with the laws of the State of Georgia. This Second Amendment is an integral part of the Purchase Agreement. Unless otherwise defined herein, any capitalized term used in this Amendment shall have the meaning given to such term in the Purchase Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument. An executed facsimile copy of this Amendment shall be binding for all parties.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

                                             PARADIGM MORTGAGE ASSOCIATES, INC.

                                             By: /s/ C. W. Robert Harrell
                                                 ------------------------
                                                     C. W. Robert Harrell
                                                    Chief Executive Officer



                                             ACCENT ACQUISITIONS I, CO.

                                             By: /s/ L. Scott Demerau
                                                 ---------------------
                                                     L. Scott Demerau
                                                     President

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           LAHAINA ACQUISITIONS, INC.

Dated: June 5, 2000         By: /s/ L. Scott Demerau
-------------------             --------------------
                                    L. Scott Demerau
                                    President and Chief Executive Officer